UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 27, 2014 (October 24, 2014)

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Chroma APA

On October 24, 2014 (the “Effective Date”), CTI BioPharma Corp. (the “Company”) entered into an Asset Purchase Agreement (the “Chroma APA”) with Chroma Therapeutics Limited (“Chroma”), pursuant to which the Company acquired all of Chroma’s right, title and interest in the compound tosedostat and certain related assets.  Concurrently, the Company and Chroma terminated their Co-Development and License Agreement relating to tosedostat (the “Chroma License Agreement”) previously entered into on March 11, 2011, thereby eliminating potential future developmental and sales milestone payments thereunder of up to $209 million, and the Company acquired an exclusive worldwide license with respect to tosedostat directly from Vernalis R&D Limited (“Vernalis”) (as discussed below).  Pursuant to the Chroma License Agreement, the Company had held an exclusive license with respect to tosedostat, including the right to develop and commercialize tosedostat in North, Central and South America.  The Chroma License Agreement was effectively a sublicense of rights to the Company, as Chroma had held its rights to tosedostat pursuant to an exclusive license agreement between Vernalis and Chroma (the “Vernalis/Chroma Agreement”). The Chroma APA contains various representations and warranties, covenants, indemnification obligations and other provisions.

As consideration under the Chroma APA, the Company issued an aggregate of 9,000 shares of the Company’s Series 20 convertible preferred stock (the “Series 20 Preferred Stock”), of which 7,920 have been delivered to Chroma.  The remaining 1,080 shares are being held in escrow for nine (9) months and will be applied towards any indemnification obligations of Chroma as set forth in the Chroma APA.  For a discussion of the terms of the Series 20 Preferred Stock and the Company’s associated registration rights obligations and lock-up terms, please see Item 3.02 below.

Vernalis License Agreement

In connection with the termination of the Chroma License Agreement and the consummation of the Chroma APA, on the Effective Date, the Company also entered into an amended and restated license agreement with Vernalis (the “Vernalis License Agreement”) for the exclusive worldwide right to use certain patents and other intellectual property rights to develop, market and commercialize tosedostat and certain other compounds, as well as a deed of novation pursuant to which all rights of Chroma under the Vernalis/Chroma Agreement were novated to the Company.  Under the Vernalis License Agreement, the Company has agreed to make tiered royalty payments of no more than a high single digit percentage of net sales of products containing licensed compounds, with such obligation to continue on a country-by-country basis for the longer of ten years following commercial launch or the expiry of relevant patent claims.

The Vernalis License Agreement will terminate when the royalty obligations expire, although the parties have early termination rights under certain circumstances, including the following: (i) the Company has the right to terminate, with three months’ notice, upon the belief that the continued development of tosedostat or any of the other licensed compounds is not commercially viable; (ii) Vernalis has the right to terminate in the event of the Company’s uncured failure to pay sums due; and (iii) either party has the right to terminate in event of the other party’s uncured material breach or insolvency. The Vernalis License Agreement contains various representations and warranties, covenants, indemnification obligations and other provisions.

The descriptions of the Chroma APA and the Vernalis License Agreement contained herein are not purported to be complete and are qualified in their respective entirety by the full text of such agreements, which are intended to be filed with the SEC as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2014 or a future Current Report on Form 8-K or an amendment to this Current Report on Form 8-K (together with a request for confidential treatment of certain of their respective terms).  Upon their respective filing, the Chroma APA and the Vernalis License Agreement shall be deemed incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in Items 1.01 and 3.02 hereof is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The Series 20 Preferred Stock is convertible in certain circumstances, at the option of the holder at any time prior to the automatic conversion of such shares, into a total of 9 million shares of common stock at a conversion price of $2.37 per share of common stock. Shares of the Series 20 Preferred Stock will receive dividends in the same amount as any dividends declared and paid on shares of common stock, but are entitled to a liquidation preference over the common stock in certain liquidation events.  A copy of the form of the Series 20 Preferred Stock Certificate is attached hereto as Exhibit 4.1. The issuance of the Series 20 Preferred Stock was made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(2) thereunder.

The shares of Series 20 Preferred Stock (and the underlying common shares) are subject to a lock-up agreement that calls for the shares to be eligible for sale or transfer on the following timeline: 44% of such shares after the date on which the resale registration statement (discussed below) is declared effective; an additional 44% of such shares on the earlier of (i) 30 days after the date of effectiveness of such resale registration statement and (ii) December 31, 2014; and the remaining 12% of such shares nine (9) months following the Effective Date.

The Company has also agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within thirty (30) days of the Effective Date to register the resale of the common stock issued or upon conversion of the Series 20 Preferred Stock. The Company has agreed to use its commercially reasonable efforts to have the registration statement declared effective by the SEC within no less than one hundred twenty (120) days of the Effective Date (subject to reasonable extension in certain limited circumstances). The Company has, among other things, also agreed to indemnify Chroma under the registration statement from certain losses and to pay all fees and expenses (excluding legal fees of Chroma).

The description of the lock-up agreement and the registration rights agreement contained herein is not intended to be complete and is qualified in its entirety by reference to the lock-up agreement and registration rights agreement, attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 5.03.  Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

The Articles of Amendment to Amended and Restated Articles of CTI BioPharma Corp. (the “Articles of Amendment”), dated October 24, 2014 establish and designate the Series 20 Preferred Stock and the rights, preferences and privileges thereof. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document filed by the Company pursuant to the Exchange Act or the Securities Act, as amended, except as shall be expressly set forth by specific reference in such filing or document. The information provided pursuant to this Item 7.01 shall instead be deemed “furnished.”

On October 27, 2014, the Company issued a press release entitled “CTI Acquires Exclusive Worldwide License to Tosedostat, a Selective, Oral Anti-Cancer Therapy”. The full text of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Location

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of CTI BioPharma Corp. (Series 20 Preferred Stock).	Filed herewith.

4.1	Form of Series 20 Preferred Stock Certificate.	Filed herewith.

10.1	Registration Rights Agreement, among CTI BioPharma Corp. and Chroma Therapeutics Limited, dated October 24, 2014.	Filed herewith.

10.2	Lock-Up Agreement, between CTI BioPharma Corp. and Chroma Therapeutics Limited, dated October 24, 2014.	Filed herewith.

99.1	Press release dated October 27, 2014.	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

Date: October 27, 2014	By:	/s/ Louis A. Bianco
Louis A. Bianco Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description	Location

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of CTI BioPharma Corp. (Series 20 Preferred Stock).	Filed herewith.

4.1	Form of Series 20 Preferred Stock Certificate.	Filed herewith.

10.1	Registration Rights Agreement, among CTI BioPharma Corp. and Chroma Therapeutics Limited, dated October 24, 2014.	Filed herewith.

10.2	Lock-Up Agreement, between CTI BioPharma Corp. and Chroma Therapeutics Limited, dated October 24, 2014.	Filed herewith.

99.1	Press release dated October 27, 2014.	Furnished herewith.